Exhibit (m)(3)(ii)

SCHEDULE A

ProFunds and Access One Trust

AMENDED AND RESTATED

DISTRIBUTION AND SERVICE PLAN

AS OF SEPTEMBER 9, 2013

Series of ProFunds

Banks UltraSector ProFund

Basic Materials UltraSector ProFund

Bear ProFund

Biotechnology UltraSector ProFund

Bull ProFund

Consumer Goods UltraSector ProFund

Consumer Services UltraSector ProFund

Europe 30 ProFund

Falling U.S. Dollar ProFund

Financials UltraSector ProFund

Health Care UltraSector ProFund

Industrials UltraSector ProFund

Internet UltraSector ProFund

Large-Cap Growth ProFund

Large-Cap Value ProFund

Mid-Cap Growth ProFund

Mid-Cap ProFund

Mid-Cap Value ProFund

Mobile Telecommunications UltraSector ProFund

Oil & Gas UltraSector ProFund

Oil Equipment, Services & Distribution UltraSector ProFund

NASDAQ-100 ProFund

Pharmaceuticals UltraSector ProFund

Precious Metals UltraSector ProFund

Real Estate UltraSector ProFund

Rising Rates Opportunity 10 ProFund

Rising Rates Opportunity ProFund

Rising U.S. Dollar ProFund

Semiconductor UltraSector ProFund

Short Oil & Gas ProFund

Short NASDAQ-100 ProFund

Short Precious Metals ProFund

Short Real Estate ProFund

Short Small-Cap ProFund

Small-Cap Growth ProFund

Exhibit (m)(3)(ii)

Small-Cap ProFund

Small-Cap Value ProFund

Technology UltraSector ProFund

Telecommunications UltraSector ProFund

U.S. Government Plus ProFund

UltraBear ProFund

UltraBull ProFund

UltraChina ProFund

UltraDow 30 ProFund

UltraEmerging Markets ProFund

UltraInternational ProFund

UltraJapan ProFund

UltraLatin America ProFund

UltraMid-Cap ProFund

UltraNASDAQ-100 ProFund

UltraShort China ProFund

UltraShort Dow 30 ProFund

UltraShort Emerging Markets ProFund

UltraShort International ProFund

UltraShort Japan ProFund

UltraShort Latin America ProFund

UltraShort Mid-Cap ProFund

UltraShort NASDAQ-100 ProFund

UltraShort Small-Cap ProFund

UltraSmall-Cap ProFund

Utilities UltraSector ProFund

Series of Access One Trust

Access Flex High Yield Fund

Access Flex Bear High Yield Fund